                                                                    Exhibit 23.5

                CONSENT OF GARLAND MCPHERSON & ASSOCIATES, INC.
                -----------------------------------------------


     We hereby consent to the inclusion of our opinion letter to the Board of Directors of Shore Bancshares, Inc. as Appendix I to the Proxy Statement/Prospectus relating to the proposed merger of Talbot Bancshares, Inc., with and into Shore Bancshares, Inc., contained in the Registration Statement on Form S-4, and to the references to our firm and the opinion in the Proxy Statement/Prospectus. In giving our consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended (the "Act"), or the rules and regulations of the Securities and Exchange Commission thereunder (the "Regulations"), nor do we admit that we are experts with respect to any part of the Registration Statement within the meaning of the term "experts" as used in the Act or the Regulations.

                              /s/  Garland McPherson & Associates, Inc.


Date: September 28, 2000
Baltimore, Maryland